UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report - January 15, 2010 (Date of earliest event reported)

INGERSOLL-RAND PLC

(Exact name of registrant as specified in its charter)

Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

(353)(0)18707400

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

As previously announced, Ingersoll-Rand plc (the “Company”) has realigned its business segments to more closely align with its corporate and business strategies, markets, products and services, engineering and technology capabilities and operational footprint in order to promote additional productivity and growth.

Effective with reporting fourth quarter 2009 results, the Company’s four segments will be Climate Solutions, which includes the Trane Commercial HVAC Systems, Hussmann and Thermo King businesses; Residential Solutions, which includes the residential HVAC and residential security businesses; Security Technologies, which includes the commercial security businesses; and Industrial Technologies, which includes Air and Productivity Solutions and Club Car.

The Company hereby furnishes the information in Exhibit 99.1 hereto, certain historical business segment information for comparative purposes, reflecting the segment realignment executed in the fourth quarter of 2009.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Historical Business Segments – for the quarters ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008 and for the years ended December 31, 2008 and December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC

(Registrant)

Date: January 15, 2010	By:	/S/ STEVEN R. SHAWLEY
Steven R. Shawley,
Senior Vice President and Chief Financial Officer
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Historical Business Segments – for the quarters ended September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008 and for the years ended December 31, 2008 and December 31, 2007.